UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2016

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 16429,
Bristol, VA 24209
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed, on June 22, 2016, Alpha Natural Resources, Inc. (the “Company”) and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed with the United States Bankruptcy Court for the Eastern District of Virginia syndication procedures pursuant to which certain holders of the Company’s second lien notes were afforded the opportunity to subscribe to provide financing as lenders under the NewCo ABL Facility. As previously disclosed on July 21, 2016, the expiration time for the opportunity to subscribe to provide financing as lenders under the NewCo ABL Facility is 5:00 P.M., New York City time, on July 28, 2016 (the “Expiration Time”); however, the opportunity to subscribe to the NewCo ABL Facility will only be available to holders of the Company’s second lien notes who are beneficial owners of the second lien notes as of the earlier of the Expiration Time and the effective date of the Debtors’ plan of reorganization. A copy of the credit agreement governing the NewCo ABL Facility is available through the information agent, Kurtzman Carson Consultants LLC (“KCC”), at http://www.kccllc.net/alpharestructuring. The information contained on or accessible from such website is not incorporated by reference into this current report on Form 8-K.

For additional information regarding the NewCo ABL Facility syndication process, holders of second lien notes should contact KCC at ANR NewCo ABL Facility Syndication, c/o KCC, 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, Telephone: (877) 833-4150, Email: anrnewcoabl@kccllc.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

Date: July 26, 2016	By:	/s/ Andrew McCallister
Name: Andrew McCallister
Title: Secretary